SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            (Amendment No.     )

Filed by the Registrant                                 [X]
Filed by a Party other than the Registrant              [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-12



                                  TMS, INC.

             (Name of Registrant as Specified in its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           To Be Held February 22, 2002


     Notice is hereby given that the Annual Meeting of Shareholders of TMS, Inc., an Oklahoma corporation, will be held in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma, on Friday, February 22, 2002, at 10:00 a.m., Central Standard Time, for the following purposes:


  (1)  To elect five persons to serve as directors;

  (2) To approve and ratify the selection of KPMG LLP as independent auditors; and

  (3) To consider and act upon any other matters which may properly come before the meeting or adjournments thereof.

       Shareholders of record at the close of business on December 19, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.




                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Marshall C. Wicker, Secretary


Stillwater, Oklahoma
December 22, 2001

                                TMS, INC.
                         206 West Sixth Street
                       Stillwater, Oklahoma 74074

                    PROXY STATEMENT FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD FEBRUARY 22, 2002


     This Proxy Statement is furnished to shareholders of TMS Inc. an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies by the Company for the Annual Meeting of Shareholders to be held in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma on Friday, February 22, 2002, at 10:00 a.m., Central Standard Time, or at any adjournment thereof. The persons named as proxies in the enclosed form were selected by the Board of Directors of the Company.

     This Proxy Statement and the accompanying proxy are first being mailed on or about December 22, 2001 to shareholders of record as of December 19, 2001, along with the Annual Report to Shareholders, including financial statements for the fiscal year ended August 31, 2001.

                                GENERAL

Outstanding Shares and Voting Rights; Voting Procedures
-------------------------------------------------------------------------------

     At the close of business on December 19, 2001 the Company had 13,105,659 shares of common stock $.05 par value ("Common Stock"), outstanding. The holders of at least a majority of the outstanding shares of Common Stock, present, in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shareholders have no cumulative voting rights.

     Any person signing and mailing the enclosed proxy may attend the meeting and vote in person. Shareholders may revoke their proxies at any time before they are voted by notifying the Secretary of such revocation, in writing, at the meeting, or by submitting a later dated proxy. Shareholders are encouraged to vote on the matters to come before the meeting by marking their preferences on the enclosed proxy and by dating, signing, and returning the proxy in the enclosed envelope. If a preference is not indicated on a proxy, the proxy will be voted "FOR" the election of the nominees as directors and "FOR" the ratification and selection of independent auditors.

     It is not anticipated that matters other than those described above and in the Notice of Annual Meeting, to which this Proxy Statement is appended, will be brought before the meeting for action, but if any other matters properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

     The election of the director nominees will be by plurality vote. It is the Company's policy (i) to count abstentions and broker non-votes for determining the presence of a quorum at the meeting, (ii) to treat abstentions as shares represented at the meeting and voting against a proposal and to disregard broker non-votes in determining results of proposals requiring a majority or higher vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

Record Date
-------------------------------------------------------------------------------

     The Board of Directors has selected December 19, 2001 as the record date to determine shareholders entitled to receive notice of and to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote on all matters herein.

Expenses of Solicitation
-------------------------------------------------------------------------------

     The Company will pay the expenses of this solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement this Proxy Statement. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone. The Company will request that brokerage houses, custodians, nominees and fiduciaries forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in doing so.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of December 19, 2001, by each shareholder known to the Company to be a beneficial owner of more than 5% of Company's Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                              Amount and Nature            Percent
Name and                   of Beneficial Ownership       of Class(1)
Address

Theodore A. Walker               920,000(2)                  7.0%
P.O. Box 1580
Alvin, Texas 77512

James R. Rau, M.D.               704,500(3)                  5.3%
1203 South Hill Street
Alvin, Texas 77511

Russell W. Teubner               677,450                     5.2%
5717 Woodlake Drive
Stillwater, OK 74074

(1) Shares of Common Stock subject to options exercisable on or before February 19, 2002 ("Currently Exercisable Options") are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percent of any other person.

(2) Includes 56,000 shares which are held by Mr. Walker in joint tenancy with his wife, Jerline, with whom he shares voting and investment power.

(3) Includes 345,010 shares held by Dr. Rau's wife, Martha, with whom he shares voting and investment power as to such shares, and 87,500 shares subject to Currently Exercisable Options.


     As of the close of business on October 31, 2001 Cede & Co. owned of record but not beneficially, 8,395,795 shares (64%) of Common Stock. Cede & Co., the nominee for the Depository Trust Company, holds securities of record for participating financial institutions such as banks and broker/dealers.

                             ELECTION OF DIRECTORS

General
-------------------------------------------------------------------------------
Pursuant to the Company's Bylaws the Board of Directors has fixed the number of directors at five for the ensuing year, and the Board of Directors has nominated each of its current directors for re-election.

     The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted for the election of substitute nominees or additional nominees designated by the Board of Directors.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS, IF PROPERLY SIGNED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

Information Concerning Nominees
-------------------------------------------------------------------------------

     Certain information as of December 19, 2001, concerning the nominees to the Board of Directors of the Company, is set forth below. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares.

                                                  Common Stock Beneficially
                                                            Owned
                                Director  Term      Number       Percentage
                           Age   Since    Expires  of Shares      of
                                                                 Class(1)

     Russell W. Teubner    45    1999      2002     677,450         5.2%

     James R. Rau, M.D.    72    1990      2002     704,500(2)      5.3%

     Rudy J. Alvarado      70    2000      2002     400,000         3.1%

     Marshall C. Wicker    75    1994      2002     361,828(3)      2.8%

     Doyle E.Cherry        59    1988      2002     230,903(4)      2.0%

     All executive officers                       2,508,681(5)     18.6%
     and directors as a group
     (6 persons)

(1) Shares of Common Stock subject to Currently Exercisable Options are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percent of any other person.

(2) See footnote (3) to the table under heading "Security Ownership of Certain Beneficial Owners."

(3) Includes 163,399 shares held by Mr. Wicker in joint tenancy with his wife, Bettye, with whom he shares voting and investment power; and 50,000 shares subject to Currently Exercisable Options.

(4) Includes 20,000 shares held by Mr. Cherry in joint tenancy with his wife, Theresa, with whom he shares voting and investment power; and 125,000 shares subject to Currently Exercisable Options.

(5) Includes 575,409 shares as to which directors and executive officers share voting and investment power with others and 349,500 shares subject to Currently Exercisable Options.


Information Concerning Nominees
-------------------------------------------------------------------------------
The following information is furnished for each person who is nominated for re-election as a director.

     Russell W. Teubner has served as Chairman of the Board of Directors of the Company since January 2000, and as a Director of the Company since
1999. From 1983 to 1998, Mr. Teubner served as Chief Executive Officer of Teubner & Associates, a software firm which he founded. He currently serves as Founder and Chief Executive Officer of HostBridge Technology. Mr. Teubner also serves as a Director of Esker, S.A. (a publicly held French software company) and Southwest Bancorp (NASDAQ:OKSB).

     Dr. James R. Rau has served as a Director of the Company since 1990. Dr. Rau practiced medicine from 1956 to 1985 in a private practice and from 1985 to 1988 as a part-time physician with the Monsanto Company in Houston, Texas. Since leaving Monsanto, Dr. Rau has managed his financial and real estate investments.

     Rudy J. Alvarado has served as a Director of the Company since 2000. Mr. Alvarado is Chairman of the Board and Director of Advancia Corporation, a privately held technology company. He served as President and Chief Executive Officer of Advancia from 1990 until 1999. Prior to 1990, Mr. Alvarado founded and owned several technology companies. Mr. Alvarado has many years of senior management experience in the technology industries, including the Information Systems Division of General Electric. He received a Bachelor of Science degree in Mechanical Engineering from Texas A&M University.

     Marshall C. Wicker has served as a Director of the Company since 1994. Since 1983, he has owned and operated Marwick Enterprises, which is engaged in ranching and investments. Mr. Wicker is a Professional Engineer and a member of the American Association of Petroleum Geologists and Society of Exploration Geophysicists.

     Doyle E. Cherry served as Chairman of the Board of Directors of the Company from October 1997 through August 1998, and has served as a Director of the Company since 1988. Mr. Cherry is a chartered financial consultant and since 1961 has worked in the insurance and securities industries and the actuarial, tax and financial consulting fields. From 1982 to 1993, Mr. Cherry also served as President and Chief Executive Officer of First Market Corporation and the First Market Group of Companies. Mr. Cherry is currently serving as Chairman of the Board and CEO of C&H Pipe, an oil field service company located in Houston, Texas.

Executive Officers and Other Significant Employees
-------------------------------------------------------------------------------

     The following sets forth the name and a description of the background and principal occupation of each executive officer or other significant employee of the Company who is not a director of the Company.

     Deborah D. Mosier, 34, has served as the Company's President since September 1999 and continues to serve as Principal Financial Officer for the Company. She joined TMS in 1995 as Controller of Financial Operations and was appointed Chief Financial Officer in 1996. From 1989 to 1996, Ms. Mosier worked in the audit practice of KPMG LLP. Ms. Mosier received her Bachelor of Science Degree with a major in accounting from Oklahoma State University and is a Certified Public Accountant.

     Deborah Klarfeld, 45, joined the Company in September 1999 as the General Manager of the Tools and Technologies division and the Vice President of Marketing. In September 2000, Ms. Klarfeld was appointed Vice President of Component Products and Corporate Marketing. Prior to joining the Company, Ms. Klarfeld served as Vice President for New Business Development at Electronic Label Technology from April 1996 to September 1999 and as Vice President of Marketing for United Industries Corporation from September 1994 to April 1996. Ms. Klarfeld received her Master of Business Administration Degree from the University of Tulsa and her Bachelor of Science Degree with a major in Chemistry from the University of Oklahoma.

     Richard P. Scanlan, 40, joined the Company in 1989 and served as Vice President of Sales from 1993 to 1996. In December 1996, Mr. Scanlan was named General Manager for the Internet Innovations division. In September 2000 he was appointed Vice President of Business Development for the Assessment Scoring Technology segment, where he is responsible for directing the development of new business and the establishment of new market areas for the Company's assessment scoring products. He received a Bachelor of Science degree in business management from Oklahoma State University in 1985, and in 1989 he received a second Bachelor of Science degree in management science and computer systems from Oklahoma State University.


Board of Directors' Meetings
-------------------------------------------------------------------------------

     During the 2001 fiscal year, the Company's Board of Directors held three meetings. All members of the Board of Directors attended more than seventy-five percent (75%) of the Board of Directors' meetings.
Committees of the Board
-------------------------------------------------------------------------------

     The Board of Directors has a standing Compensation Committee which administers the Company's stock option plans. Such committee is currently comprised of Dr. Rau and Messrs. Cherry and Wicker, and conducts all necessary business during the regular meetings of the Board or through action by written consent. The Compensation Committee met one time during the 2001 fiscal year. All of the members of the Compensation Committee attended more than seventy-five percent (75%) of the Committee's meetings. The Company does not have a standing nominating or audit committee.

Certain Relationships and Related Transactions
-------------------------------------------------------------------------------

     No officer or director had transactions with or indebtedness to the Company in excess of $60,000 during the fiscal year ended August 31, 2001.

Changes in Control
-------------------------------------------------------------------------------

     The Board of Directors does not know of any arrangements (including any pledge by a person of our securities) which would result in a change of control.

Compliance with Section 16(a) of the Securities Exchange Act
-------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require that certain officers, directors and beneficial owners of the Company's Common Stock file various reports with the Securities and Exchange Commission. Based solely upon a review of such reports filed with the SEC, the Company believes that no late reports were filed for the fiscal year ended August 31, 2001.



                           EXECUTIVE COMPENSATION

Summary Compensation Table
-------------------------------------------------------------------------------

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company. No executive officer, other than the Chief Executive Officer, earned more than $100,000 total annual salary and bonus during such period.


                                   Annual              Long Term
                                 Compensation       Compensation Awards
                              -----------------     -------------------
                                                    Restricted
                                                    Stock                          All Other
  Name and Principal    Year  Salary($)   Bonus($)   Awards ($) (1)  Options (#)    Compensation
  Position

  Dana R. Allen (2)     2000   $17,681     --         --              --             $530
                        1999   $70,372     --         --              --             $2,903

  Arthur D. Crotzer (3) 1999   $32,500     --         --              --             $1,725
                        1998   $97,621     $27,010    --              --             $2,840

  Deborah D. Mosier (4) 2001  $127,917     --         $3,240          --             $2,637
                        2000  $123,417     --         $3,240          150,000        $2,776



-------------------------------------------------------------------------------
  (1)On September 24, 1999, the Company's Board of Directors approved a restricted stock grant in the amount of 50,000 shares of the Company's Common Stock. The shares are issued at a rate of 1,000 shares per month. Based on the $.27 per share market price on the date of grant, the value of the 12,000 shares issued to Ms. Mosier was $3,240 in both fiscal 2000 and 2001.

  (2)Mr. Allen became Chief Executive Officer effective January 1, 1999, and resigned effective September 24, 1999. "All Other Compensation" includes employer matching contributions to the Company's defined contribution plan.

  (3)Mr. Crotzer became Chief Executive Officer effective October 23, 1997, and resigned effective January 1, 1999. "All Other Compensation" includes employer matching contributions to the Company's defined contribution plan.

  (4)Ms. Mosier became President effective September 24, 1999. "All Other Compensation" includes employer matching contributions to the Company's defined contribution plan.

Compensation of Directors
-------------------------------------------------------------------------------

     Each non-employee Director receives $1,000 per month for services as a Director. The non-employee Directors are Dr. Rau and Messrs. Alvarado, Cherry, Teubner and Wicker.


                       APPROVAL OF SELECTION OF AUDITORS

     Subject to approval by the shareholders, the Board of Directors has selected the firm of KPMG LLP, certified public accountants, as auditors of the Company for the fiscal year ending August 31, 2002. Representatives of KPMG LLP are expected to be present at the meeting to respond to shareholder questions.

     The Company has been advised by KPMG LLP that neither the firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and their clients. To the knowledge of the Board of Directors, neither KPMG LLP nor any of its associates has any direct or material indirect financial interest in the Company and its subsidiaries in the capacities of promoter, underwriter, voting trustee, director, officer or employee.

     The following sets forth the fees paid or accrued by the Company to its independent auditors, KPMG LLP, for the fiscal year ended August 31, 2001.

Audit Fees

     Fees for the fiscal year 2001 audit and the reviews of the Forms 10-QSB, filed for fiscal year 2001 were $50,000.


Financial Information System Design and Implementation Fees
     KPMG LLP did not render any services related to financial information systems design and implementation for the fiscal year ended August 31, 2001.



All Other Fees
     During fiscal 2001, $52,677 was charged by KPMG LLP for "other fees" which included services provided for tax, legal proceedings and accounting consulting, as well as services related to a registration statement filed with the Securities and Exchange Commission.


     The Board of Directors believes that non-audit services provided by KPMG LLP are compatible with maintaining KPMG LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE RATIFICATION OF KPMG LLP AS AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

                        SHAREHOLDERS' PROPOSALS


     Proposals by shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company prior to August 13, 2002, in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. It is suggested that proposals be submitted to the Company by certified mail, return receipt requested.

                                OTHER MATTERS

     Management knows of no other business other than those set forth in the notice of annual meeting of shareholders which is likely to be brought before the meeting. If other matters not now known to management come before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.



                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Marshall C. Wicker, Secretary



December 22, 2001

     A copy of the Company's Form 10-KSB Annual Report as filed with the Securities and Exchange Commission will be furnished without charge to shareholders on request to the Principal Accounting Officer of the Company, at its address stated herein.




                                  TMS, Inc.
               206 West Sixth Street, Stillwater, Oklahoma 74074

This Proxy is solicited on behalf of the Board of Directors of TMS, Inc. (the "Company"). The undersigned hereby appoints Rudy J. Alvarado, Doyle E. Cherry, James R. Rau, M.D., Russell W. Teubner, and Marshall C. Wicker as proxies, each with the power to appoint his substitute, and hereby appoints and authorizes them to represent and vote as designated below, all the shares of common stock of the Company held of record by the undersigned on December 19, 2001, at the Annual Meeting of Shareholders to be held on February 22, 2002, or any adjournment thereof.

1. ELECTION OF DIRECTORS      [ ] FOR all nominees       [ ] WITHHOLD AUTHORITY
                                  listed below               to vote for all
                                  (except as marked          nominees listed
                                  to the contrary below      below

            Russell W. Teubner     James R. Rau, M.D.    Rudy J. Alvarado
                        Marshall C. Wicker    Doyle E. Cherry

2. PROPOSAL to approve and ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending August 31, 2002.

          [ ]FOR                   [ ]AGAINST            [ ]ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE upon such other business as may properly come before the meeting or any adjournment thereof.

                    (Continued and to be signed on the reverse side.)




This proxy, when properly executed, dated and delivered, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.
                                   Please sign exactly as name appears below.
                                   When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such.
                                   If corporation, please sign in full
                                   corporate name by president or other
                                   authorized officer.  If a partnership,
                                   please sign in partnership name by
                                   authorized person.

                                   Date:                           20
                                        ----------------------       ---------

                                   -------------------------------------------
                                                   (Signature)

                                   -------------------------------------------
                                           (Signature, if held jointly)

                                   PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.